UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2014

COFFEE HOLDING CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32491	11-2238111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3475 Victory Boulevard, Staten Island, New York	10314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (718) 832-0800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On March 14, 2014, Coffee Holding Co., Inc. (the “Company” or “Coffee Holding”) issued a press release disclosing certain information regarding its results of operations for the three months ended January 31, 2014. A copy of the press release is furnished under Item 2.02 as Exhibit 99.1.

The information included in this Item 2.02, and Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for the purposes of or otherwise subject to the liabilities under Section 18 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”). Unless expressly incorporated into a filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act made after the date hereof, the information contained in this Item 2.02 and Exhibit 99.1 hereto shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01.  Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

Item 8.01.  Other Events.

Trading Plans

Andrew Gordon, President and Chief Executive Officer of the Company, intends to adopt a prearranged trading plan during the Company's next open trading window, in accordance with the guidelines specified by Rule 10b5-1 under the Exchange Act and the Company’s trading policies (the “Plan”).  The Plan is being entered into as part of Mr. Gordon’s long-term asset diversification and tax and financial planning strategies.  Trading under the Plan is expected to commence in early April 2014.

Rule 10b5-1 plans permit insiders to sell fixed portions of their holdings over a designated period of time by establishing the prearranged written plans at a time when they are not in possession of material non-public information.  Such programs generally allow for regular selling of a predetermined, fixed number of a company’s securities in order to diversify the individual’s investment portfolio, minimize market effect of share sales by spreading them out over an extended period of time and avoid concerns about initiating transactions while in possession of material non-public information.

As of February 26, 2014, Mr. Andrew Gordon beneficially owned approximately 340,381 shares of the Company’s common stock, which represented approximately 5.3% of the Company’s outstanding common stock.  Under the terms of his trading plan, Mr. Gordon could sell up tp 250,000 shares of the Company’s common stock, but only if the stock meets the minimum price threshold as specified in the Plan.

The summary of the foregoing Plan set forth above is not intended to be a comprehensive description of the terms of the Plan. The Plan is intended to comply with the Company’s Insider Trading Policy and with the provisions of Rule 10b5-1. Any transactions under the Plan will be disclosed publicly through Form 4 filings and, if applicable, Form 144 filings with the Securities and Exchange Commission.  The term of the Plan extends through March 2015 unless terminated earlier for certain circumstances.  Except as may be required by law, the Company does not undertake to report on specific plans by the Company’s other officers or directors, or modifications, transactions or other activities under the Plan.

Item 9.01. Financial Statements and Exhibits.

(d)  The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release, dated March 14, 2014, issued by Coffee Holding entitled “Coffee Holding Co., Inc. Reports Results for Three Months ended January 31, 2014.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

Dated: March 14, 2014	By:	/s/ Andrew Gordon
Name: Andrew Gordon
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 14, 2014, issued by Coffee Holding entitled “Coffee Holding Co., Inc. Reports Results for Three Months ended January 31, 2014.”